SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                       Date of Report:  December 12, 1995



                                LG&E ENERGY CORP.
             (Exact name of registrant as specified in its charter)


                  Kentucky           1-10568          61-1174555
               (State or other     (Commission     (I.R.S. Employer
               jurisdiction of    File Number)    Identification No.)
               incorporation)


                              220 West Main Street
                                 P.O. Box 32030
                              Louisville, KY 40232
                    (Address of principal executive offices)


                                 (502) 627-2000
                         (Registrant's telephone number)

Item 5.  Other Events.

Reference is made to Note 14 of the Notes to Financial Statements under Item 8 of the Company's 1994 Form 10-K, and Part II, Item 1, Legal Proceedings, of the Company's Form 10-Q for the quarter ended September 30, 1995, regarding proceedings before the Kentucky Public Service Commission ("PSC") to determine the proper ratemaking treatment to exclude 25% of the Trimble County electric generating facility from customer rates for the period May 1988 through December 1990. On December 1, 1995, Louisville Gas and Electric Company ("LG&E"), the regulated utility subsidiary of LG&E Energy Corp., and intervening parties including various consumer interest groups and government agencies filed a unanimous settlement agreement with the PSC that would provide benefits totaling approximately $28.3 million to current electric customers and consumer interest groups as a final settlement of the rate treatment for LG&E's Trimble County power plant.

On December 8, 1995, the PSC approved the settlement agreement as filed. LG&E plans to record the settlement as a reduction of revenues in the fourth quarter of 1995 to recognize the terms of the agreement. This agreement will end the dispute that has been pending before the PSC and Kentucky's courts for over fifteen years.

Item 7(c).  Exhibits Filed.

Exhibit
Number               Description

99.01 News release dated December 8, 1995, announcing the PSC's approval of the Trimble County power plant settlement agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LG&E ENERGY CORP.
Registrant

Date:  December 12, 1995              /s/ Charles A. Markel
                                      Charles A. Markel, III
                                      Corporate Vice President, Finance
                                      and Treasurer
                                      (On behalf of the registrant in his
                                      capacity as Principal Financial Officer)